For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Trust Announces First Quarter 2021 Results

Cash Burn Erased with April RevPAR

WEST PALM BEACH, Fla., May 4, 2021—Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the first quarter ended March 31, 2021.

First Quarter 2021 Operating Results

•Portfolio Revenue Per Available Room (RevPAR) – Declined 42 percent to $55, compared to the 2020 first quarter. Average daily rate (ADR) decreased 31 percent to $107, and occupancy dropped 17 percent to 52 percent for the 39 comparable hotels owned as of March 31, 2021. All Chatham hotels have remained open throughout the pandemic.
o April RevPAR was $75 on occupancy of 65 percent and ADR of $117
•Net Income – Improved $30.8 million to net income of $2.7 million from a net loss of $28.1 million in the 2020 first quarter. Net income per diluted share was $0.06 versus net loss per diluted share of $(0.59) for the same period last year. During the 2021 first quarter, Chatham recognized a gain of $23.8 million related to the sale of the Innkeepers joint venture.
•GOP Margin – Generated positive GOP margins of 30 percent compared to 25 percent in the 2020 fourth quarter and 38 percent in the 2020 first quarter.
•Adjusted EBITDA – Produced positive Adjusted EBITDA for the third consecutive quarter, generating Adjusted EBITDA of $1.2 million versus $0.2 million in the 2020 fourth quarter and $16.5 million in the 2020 first quarter.
•Adjusted FFO – Declined $13.4 million to $(7.1) million. Adjusted FFO per diluted share was $(0.15), compared to $0.13 in the 2020 first quarter.
•Cash Burn Before Capital Expenditures – First quarter 2021 cash burn was $7.6 million versus $9.5 million in the 2020 fourth quarter, $5.1 million in the 2020 third quarter and $12.8 million in the 2020 second quarter. Cash burn includes $2.3 million of principal amortization per quarter.
•Cash Flow Positive - Produced positive cash flow after interest expense and corporate overhead in March for the first time since the beginning of the pandemic. In April, Chatham is expected to produce positive cash flow after all debt service and overhead, reaching that mark the second fastest of all lodging REITs.

The following chart summarizes the consolidated financial results for the three months ended March 31, 2021 and 2020 based on all properties owned during those periods ($ in millions, except margin percentages and per share data):

	Three Months Ended
	March 31,
	2021	2020
Net income (loss)	$2.7	$(28.1)
Diluted net income (loss) per common share	$0.06	$(0.59)
GOP Margin	29.9%	38.0%
Hotel EBITDA Margin	11.1%	27.6%
Adjusted EBITDA	$1.2	$16.5
AFFO	$(7.1)	$6.3
AFFO per diluted share	$(0.15)	$0.13
Dividends per share	$0.00	$0.22

Hotel RevPAR Performance

The below chart summarizes key hotel financial statistics for the 39 comparable hotels owned as of March 31, 2021 compared to the 2020 fourth quarter (does not include one hotel sold in 2020):

	Q1 2021 RevPAR	Q4 2020 RevPAR
Occupancy	52%	45%
ADR	$107	$104
RevPAR	$55	$47
% Change in RevPAR to Prior Year	(42)%	(60)%

The below chart summarizes RevPAR statistics by month for the company’s 39 comparable hotels:

	January	February	March	April
Occupancy - 2021	46%	50%	60%	65%
ADR - 2021	$104	$105	$110	$117
RevPAR - 2021	$47	$53	$66	$75
RevPAR - 2020	$104	$123	$62	$23
% Change in RevPAR	(55)%	(57)%	7%	230%
RevPAR Index	132	127	122	~125

“Since RevPAR dipped to $40 in December, we have produced healthy sequential gains in occupancy, ADR and RevPAR through the first four months of 2021,” highlighted Jeffrey H. Fisher, Chatham’s president and chief executive officer. “Leisure travel continues to lead the lodging recovery. Demand remains strongest on the weekend, and we expect leisure demand to remain strong through the summer. Also, there is a bit of business travel coming back into our hotels which is very encouraging at this point.”

RevPAR performance for Chatham’s six largest markets based on hotel EBITDA contribution over the last twelve months is presented below:

	Q1 2021 RevPAR	% Change vs. Q1 2020	Q4 2020 RevPAR	Q3 2020 RevPAR
39 - Hotel Portfolio	$55	(42)%	$47	$56
Silicon Valley	$54	(58)%	$46	$54
Greater New York	$87	(15)%	$80	$87
Coastal Maine and New Hampshire	$48	(34)%	$63	$109
Los Angeles	$82	(32)%	$79	$89
Charleston	$71	(13)%	$66	$70
Fort Lauderdale	$161	(9)%	$85	$104

“Our meaningful RevPAR gains have been accomplished with very little contribution from our most important market, Silicon Valley, and as business travel comes back in that market, our portfolio will continue to produce meaningful RevPAR gains,” Fisher stated. “Additionally, we expect our coastal Maine and New Hampshire hotels to have huge summers, and since those markets were essentially shut down to inbound travel through mid-July, RevPAR gains should be meaningful. In Los Angeles, specifically Anaheim, Disneyland just opened up on April 30th, and although our Residence Inn has done well through the pandemic with a lot of medical guests, we expect that market and our performance to heat up.”

Approximately 84 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its Residence Inn and Homewood Suites hotels. Chatham has the highest concentration of extended-stay rooms of any public lodging REIT at 58 percent. First quarter 2021 occupancy, ADR and RevPAR for each of the company’s major brands is presented below (number of hotels in parentheses):

	Residence Inn (16)	Homewood Suites (7)	Courtyard (5)	Hilton Garden Inn (4)	Hampton Inns (3)
Occupancy - 2021	60%	58%	44%	31%	60%
ADR – 2021	$116	$92	$91	$112	$90
RevPAR – 2021	$69	$53	$41	$35	$54
RevPAR – 2020	$112	$88	$85	$87	$74
% Change in RevPAR	(38)%	(39)%	(52)%	(60)%	(28)%

“Our strong performance is a testament to great portfolio attributes, high-quality, extended-stay hotels and premium-branded, select-service hotels in locations that generate room revenue from diverse demand sources,” Fisher added. “For years, we have touted the benefits of a portfolio such as ours through all phases of a lodging cycle, and our performance certainly proves that. We believed we would reach cash flow breakeven sooner than most other lodging REITs, and with April RevPAR of $75, we expect that we will be positive cash flow after debt service for the month which is incredible news to deliver to our shareholders.

“Chatham will emerge from the pandemic healthier than many of our lodging REIT peers who have burned significant amounts of cash and equity value, and we will be better positioned to be acquisitive and grow FFO in addition to the FFO that will be added with the opening of our Los Angeles development,” Fisher concluded.

Hotel Operations Performance

The below chart summarizes key hotel operating performance measures per month during the 2021 first quarter and for the three months ended March 31, 2021 and December 31, 2020. RevPAR, GOP margin and Hotel EBITDA margin is for the 39 comparable hotels. Gross operating profit is calculated as Hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR):

	January	February	March	Q1 2021	Q4 2020
RevPAR – 2021	$47	$53	$66	$55	$47
Gross operating profit	$2.1	$2.5	$4.8	$9.4	$7.1
Hotel EBITDA	$0.1	$0.5	$2.9	$3.5	$2.3
GOP margin	23%	26%	37%	30%	25%
Hotel EBITDA margin	2%	5%	22%	11%	8%

“Operationally, our platform working alongside Island Hospitality allows us to adjust top- and bottom-line driven operating strategies faster than our peers and generate high operating margins which ultimately translates to better cash flow,” commented Dennis Craven, Chatham’s chief operating officer. “Compared to the 2020 fourth quarter, we have produced strong flow-through of incremental dollars in the 2021 first quarter. On a $2.6 million increase in hotel revenue, we generated an approximate 84 percent flow-through, driving our gross operating profit higher by approximately $2.2 million.”

Corporate Update

The below chart summarizes key financial performance measures for the three months ended March 31, 2021. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt (approximately $2.3 million per quarter). Cash used before CAPEX is calculated as Corporate EBITDA less debt service. Amounts are in millions, except RevPAR.

	January	February	March	Q1 2021	Q4 2020
RevPAR – 2021	$47	$53	$66	$55	$47
Hotel EBITDA	$0.1	$0.5	$2.9	$3.5	$2.3
Corporate EBITDA	$(0.6)	$(0.3)	$2.0	$1.1	$0.0
Debt service	$(2.9)	$(2.9)	$(2.9)	$(8.7)	$(9.5)
Cash used before CAPEX	$(3.5)	$(3.2)	$(0.9)	$(7.6)	$(9.5)

Chatham has estimated liquidity of $145 million, including cash of approximately of $15 million, as of March 31, 2021, and remaining borrowing capacity on the credit facility of $130 million.

Hotel Investments

During the 2021 first quarter, the company incurred capital expenditures of $1.1 million. During 2021, Chatham expects remaining capital expenditures of $5.2 million, excluding any spending related to the Warner Center development since it is fully funded by a construction loan. Chatham does not intend to complete any renovations in 2021.

Hotel Under Development

Chatham is developing a hotel in the Warner Center submarket of Los Angeles, Calif., on a parcel of land owned by the company. The company expects the total development costs to be approximately $70 million, inclusive of land of $6.6 million. Including land, the company has incurred costs to date of approximately $52.5 million. Construction is ahead of the previously announced schedule, and the hotel is expected to open during the 2021 fourth quarter.

Joint Venture Investment

During the quarter, Chatham sold its 10.3 percent interest in the Innkeepers joint venture with Colony Capital for $2.8 million.

“This sale culminates a very successful joint venture investment for Chatham since we bought the Innkeepers portfolio out of bankruptcy in 2011,” Craven stated. “With this final payment, we generated total proceeds of more than $100 million out of our $37 million Innkeepers joint venture investment, just a fantastic result.”

Capital Markets & Capital Structure

As of March 31, 2021, the company had net debt of $585.9 million (total consolidated debt less unrestricted cash), down $2.7 million from December 31, 2020 and down $23.7 million from March 31, 2020. Excluding the Warner Center loan, net debt is down $11.1 million from December 31, 2020 and down $45.4 million from March 31, 2020. Total debt outstanding as of March 31, 2021 was $600.6 million at an average interest rate of 4.5 percent, comprised of $458.8 million of fixed-rate mortgage debt at an average interest rate of 4.7 percent, $120.0 million outstanding on the company’s $250 million senior unsecured revolving credit facility, which currently carries a 3.1 percent interest rate and $21.8 million outstanding on the Warner Center construction loan, which carries a 7.75 percent interest rate.
Chatham’s leverage ratio was approximately 35.9 percent on March 31, 2021, based on the ratio of the company’s net debt to hotel investments at cost. The weighted average maturity date for Chatham’s fixed-rate debt is March 2024.

On April 30, 2021, Chatham repaid in full the $12.5 million mortgage secured by the Residence Inn New Rochelle, N.Y., that carried a 5.75 percent interest rate and was set to mature later this year.

During the first quarter, Chatham issued 1.5 million common shares at an average price of $14.15 per share, generating proceeds of $21.3 million. Proceeds were used to pay down borrowings on the credit facility and repay the $12.5 million New Rochelle mortgage.
“We deeply understand our responsibility to protect long-term value for our equity holders,” commented Jeremy Wegner, Chatham’s chief financial officer. “With the sale of the hotel in late 2020, as well as proceeds from the sale of the joint venture and share issuance, we have further solidified our financial position.”

Dividend

Although not expected, any dividend required for Chatham to maintain its REIT status for 2021 will be declared in the 2021 fourth quarter and paid in January 2022. Pursuant to its amended credit facility, any dividends paid would include a cash component no greater than the minimum percentage allowed under the Internal Revenue Code.

2021 Guidance

Due to uncertainty surrounding the impact of the pandemic on the hotel industry, the company is not providing guidance at this time.

Earnings Call

The company will hold its first quarter 2021 conference call later today at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com, or www.streetevents.com, or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Tuesday, May 11, 2021, by dialing 1-844-512-2921, reference number 13718482. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. As of March 31, 2021, the company owns 39 hotels totaling 5,900 rooms/suites in 15 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.
The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in NAREIT’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company calculates EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;
•Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;
•Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and
•Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. The company’s reconciliation of FFO, Adjusted FFO, EBITDA,

EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include those with regard to the potential future impact of the COVID-19 pandemic, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that we think could cause our actual results to differ materially from expected results are summarized below.

One of the most significant factors, however, is the ongoing impact of the current outbreak of the COVID-19 pandemic on the United States, regional and global economies, the broader financial markets, our customers and employees, governmental responses thereto and the operation changes we have and may implement in response thereto. The current outbreak of the COVID-19 pandemic has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In particular, it is difficult to fully assess the impact of the COVID-19 pandemic at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments' efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.
Other risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a First-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC; inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 as updated by the Company's subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets:
Investment in hotel properties, net	$1,251,986	$1,265,174
Investment in hotel properties under development	52,540	43,651
Cash and cash equivalents	14,638	21,124
Restricted cash	8,724	10,329
Right of use asset, net	20,480	20,641
Hotel receivables (net of allowance for doubtful accounts of $263 and $248, respectively)	2,507	1,688
Deferred costs, net	4,990	5,384
Prepaid expenses and other assets	6,882	2,266
Total assets	$1,362,747	$1,370,257
Liabilities and Equity:
Mortgage debt, net	$457,924	$460,145
Revolving credit facility	120,000	135,300
Construction loan	21,757	13,325
Accounts payable and accrued expenses	22,350	25,374
Distributions and losses in excess of investments in unconsolidated real estate entities	—	19,951
Lease liability, net	23,103	23,233
Distributions payable	147	469
Total liabilities	645,281	677,797
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at March 31, 2021 and December 31, 2020	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 48,518,201 and 46,973,473 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	485	470
Additional paid-in capital	929,725	906,000
Accumulated deficit	(226,062)	(228,718)
Total shareholders’ equity	704,148	677,752
Noncontrolling interests:
Noncontrolling interest in Operating Partnership	13,318	14,708
Total equity	717,466	692,460
Total liabilities and equity	$1,362,747	$1,370,257

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended
	March 31,
	2021	2020
Revenue:
Room	$29,390	$53,048
Food and beverage	363	2,063
Other	1,574	3,518
Reimbursable costs from unconsolidated real estate entities	787	1,580
Total revenue	32,114	60,209
Expenses:
Hotel operating expenses:
Room	7,166	13,394
Food and beverage	284	1,889
Telephone	400	378
Other hotel operating	365	810
General and administrative	3,812	5,278
Franchise and marketing fees	2,598	4,720
Advertising and promotions	757	1,510
Utilities	2,287	2,516
Repairs and maintenance	2,461	3,462
Management fees	1,196	2,024
Insurance	648	360
Total hotel operating expenses	21,974	36,341
Depreciation and amortization	13,334	13,061
Impairment loss on investment in unconsolidated real estate entities	—	15,282
Property taxes, ground rent and insurance	5,879	6,099
General and administrative	3,530	2,765
Other charges	55	2,768
Reimbursable costs from unconsolidated real estate entities	787	1,580
Total operating expenses	45,559	77,896
Operating loss before (loss) gain on sale of hotel property	(13,445)	(17,687)
(Loss) gain on sale of hotel property	(43)	1
Operating loss	(13,488)	(17,686)
Interest and other income	74	81
Interest expense, including amortization of deferred fees	(6,470)	(6,833)
Loss from unconsolidated real estate entities	(1,231)	(3,673)
Gain on sale of investment in unconsolidated real estate entities	23,817	—
Income (loss) before income tax expense	2,702	(28,111)
Income tax expense	—	—
Net income (loss)	2,702	(28,111)
Net income (loss) attributable to noncontrolling interests	(46)	328
Net income (loss) attributable to common shareholders	$2,656	$(27,783)
Income (loss) per Common Share - Basic:
Net income (loss) attributable to common shareholders	$0.06	$(0.59)
Income (loss) per Common Share - Diluted:
Net income (loss) attributable to common shareholders	$0.06	$(0.59)
Weighted average number of common shares outstanding:
Basic	47,224,972	46,948,533
Diluted	47,368,518	46,948,533
Distributions declared per common share:	$—	$0.22

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended
	March 31,
	2021	2020
Funds From Operations (“FFO”):
Net income (loss)	$2,702	$(28,111)
Loss (gain) on sale of hotel property	43	(1)
Loss on sale of assets within the unconsolidated real estate entities	—	8
Gain on sale of investment in unconsolidated real estate entities	(23,817)	—
Depreciation	13,274	13,000
Impairment loss on investment in unconsolidated real estate entities	—	15,282
Impairment loss from unconsolidated real estate entities	—	1,388
Adjustments for unconsolidated real estate entity items	568	1,926
FFO attributable to common share and unit holders	(7,230)	3,492
Other charges	55	2,768
Adjustments for unconsolidated real estate entity items	46	2
Adjusted FFO attributable to common share and unit holders	$(7,129)	$6,262
Weighted average number of common shares and units
Basic	48,019,747	47,496,006
Diluted	48,019,747	47,607,096

	For the three months ended
	March 31,
	2021	2020
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income (loss)	$2,702	$(28,111)
Interest expense	6,470	6,833
Depreciation and amortization	13,334	13,061
Adjustments for unconsolidated real estate entity items	1,184	4,075
EBITDA	23,690	(4,142)
Impairment loss on investment in unconsolidated real estate entities	—	15,282
Impairment loss from unconsolidated real estate entities	—	1,388
Loss (gain) on sale of hotel property	43	(1)
Loss on the sale of assets within unconsolidated real estate entities	—	8
Gain on sale of investment in unconsolidated real estate entities	(23,817)	—
EBITDAre	(84)	12,535
Other charges	55	2,768
Adjustments for unconsolidated real estate entity items	46	—
Share based compensation	1,156	1,206
Adjusted EBITDA	$1,173	$16,509

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended
		March 31,
		2021	2020

Net income (loss)		$2,702	$(28,111)
Add:	Interest expense	6,470	6,833
	Depreciation and amortization	13,334	13,061
	Corporate general and administrative	3,530	2,765
	Other charges	55	2,768
	Loss from unconsolidated real estate entities	1,231	3,673
	Impairment loss on investment in unconsolidated real estate entities	—	15,282
	Loss on sale of hotel property	43	—
Less:	Interest and other income	(74)	(81)
	Gain on sale of hotel property	—	(1)
	Gain on sale of investment in unconsolidated real estate entities	(23,817)	—
	Adjusted Hotel EBITDA	$3,474	$16,189